                                                                    EXHIBIT 99.3

1.  The amount of such distribution allocable to principal

     Pool Series       Amount Allocable to Principal
     -----------       -----------------------------
       1998-C                      45,555,690.18      Group 1 - Fixed Rate
                                   39,033,225.74      Group 2 - Adjustable Rate

2. The amount of such distribution allocable to interest:

     Pool Series       Amount allocable to Interest
     -----------       ----------------------------
       1998-C                      19,345,665.20      Group 1 - Fixed Rate
                                   11,182,080.04      Group 2 - Adjustable Rate

3. The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

     Pool Series       Initial Collateralization       Increases                Balance @6/30/99
     -----------       -------------------------       ---------                ----------------
       1998-C                       $0.00            $17,357,020.69               $17,357,020.69

4. Total amount of any insured payment included in the amount distributed

     Pool Series                Amount
       1998-C                   $0.00

5. The amount of any fee paid in respect of credit enchancement for the related collection period (represents amount held in Expense Account at Bankers Trust at 6/30/99):

     Pool Series                Amount
       1998-C                   $0.00

6. The amount of unreimbursed monthly advances and/or servicing advances:

     Pool Series                      Amount
     -----------                      ------
       1998-C                         $3,667,298.69

7. The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any that is included in the amounts distributed with respect to senior certificates.

                       None

8. The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:

     Pool Series             Principal Balance
       1998-C                    $354,300,846.59      Group 1 - Fixed Rate
                                 $228,467,258.18      Group 2 - Adjustable Rate

9. The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:

     Pool Series             30 - 59 days             60 - 89 days          90 or more days
     -----------             -------------            ------------          ---------------
       1998-C
Group 1-FIXED
Principal Balance            $9,576,323.19            $863,222.85            $546,421.78
Number of Loans               171                      18                          8

       1998-C
Group 2-ADJ RATE
Principal Balance            $6,212,701.64            $901,544.69            $522,558.99
Number of Loans               66                       7                           6

10. The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

     Pool Series       Loans in Foreclosure      Loans in Bankruptcy
       1998-C
Group 1-FIXED
Principal Balance          $16,991,324.60            $1,241,668.72
Number of Loans             288                       16

Group 2-ADJ RATE
Principal Balance          $16,149,080.41            $1,309,206.28
Number of Loans             181                       14

11. The certificate principal balance of each Class of Certificates:

     Pool Series       Certificate Principal Balance
     -----------       -----------------------------
       1998-C             $344,444,309.82             Group 1 - Fixed Rate
                          $220,966,774.26             Group 2 - Adjustable Rate